UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/28/2005

LIGHTPATH TECHNOLOGIES INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-27548

DE	86-0708398
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2603 Challenger Tech Ct. , Suite 100, Orlando, FL 32826
(Address of Principal Executive Offices, Including Zip Code)

407-382-4003
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Mr. Kenneth Brizel, CEO has resigned from his capacity as interim Chief Financial Officer upon the appointment of Mr. Robert Burrows to the position on March 28, 2005, as described below.
(c) On March 28, 2005, Mr. Robert Burrows, age 50, was appointed to the posts of Vice President & CFO, Treasurer and Secretary by the Board of Directors of LightPath Technologies, Inc. (the "Company"), as announced in the Company's press release attached as Exhibit 99.1 to this Current Report.
Since July, 2001, Mr. Burrows served as Chief Financial Officer and Secretary of Action Products International, Inc., a Nasdaq traded developer of educational and developmental toys. From 1999 to 2001, he served as Chief Financial Officer of Lawgic Publishing, a venture funded internet application service provider of intelligent legal software.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

LIGHTPATH TECHNOLOGIES INC

Date: March 30, 2005.	By:	/s/ Robert Burrows
Robert Burrows
Vice President & CFO

Exhibit Index

Exhibit No.	Description
EX-99.1	Appointment of Robert Burrows as VP & CFO effective March 28, 2005